UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)
Bermuda	98-1166311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4th Floor, Ropemaker Place, 25 Ropemaker Street London, England	EC2Y 9LY
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The description under the heading “Description of Share Capital” relating to the registrant’s common shares, $0.01 par value per share (the “Shares”), in the prospectus included in the registrant’s Registration Statement on Form S-3ASR (Registration No. 333-224290) filed with the Securities and Exchange Commission on April 13, 2018, is incorporated herein by reference, except that the information under “Description of Share Capital—Share Capital” is hereby updated to read “Our common shares are listed on the New York Stock Exchange under the symbol “INFO.” Any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2019	IHS MARKIT LTD.

	By:	/s/ Sari Granat
		Name:	Sari Granat
		Title:	Executive Vice President and General Counsel